UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):
June 18, 2024
F5, Inc.
(Exact name of registrant as specified in its charter)

Washington	000-26041	91-1714307

(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

801 5th Avenue
Seattle	,	WA	98104
(Address of principal executive offices)			(Zip Code)
Registrant’s telephone number, including area code (206) 272-5555
Not Applicable
Former name or former address, if changed since last report
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, no par value	FFIV	NASDAQ Global Select Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On June 18, 2024, the Board of Directors (the “Board”) of F5, Inc. (the “Company”) reviewed and accepted the resignation of Sri Shivananda from his position as a director of the Company, including his membership on each of the Risk Committee and Talent and Compensation Committee, effective June 24, 2024. Mr. Shivananda had tendered his resignation pursuant to the F5, Inc. Corporate Governance Guidelines due to a change of responsibilities and requirements relating to his current employment. The resignation was not the result of any disagreement with the Company.

Pursuant to recommendation of the Nominating and Environmental, Social and Governance Committee, the Board will reduce the size of the Board from eleven to ten members, so that there will be no vacancies on the Board.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

F5, INC. (Registrant)
Date: June 21, 2024	By:	/s/ Scot F. Rogers
Scot F. Rogers
Executive Vice President and General Counsel